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                                                                   Exhibit 11(b)

                              CONSENT OF COUNSEL



     We hereby consent to the use of our name and to the references to our Firm under the caption "Legal Counsel" in the Prospectus that is included in Post-Effective Amendment No. 42 to the Registration Statement (No. 2-44752) on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of Stratton Growth Fund, Inc. This consent does not constitute a consent under Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations thereunder of the Securities and Exchange Commission.


                                                  /s/ Drinker Biddle & Reath

                                                  DRINKER BIDDLE & REATH


Philadelphia, Pennsylvania
September 22, 1995